AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999
                                                     REGISTRATION NO. 333-______






                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                               AVISTA CORPORATION
             (Exact name of Registrant as specified in its charter)

                WASHINGTON                                    91-0462470
      (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                            1411 East Mission Avenue
                            Spokane, Washington 99202
                                 (509) 489-0500
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                      ------------------------------------

                  J. E. ELIASSEN                    J. ANTHONY TERRELL
          Senior Vice President and              Thelen Reid & Priest LLP
            Chief Financial Officer                  40 West 57th Street
                Avista Corporation                New York, New York 10019
             1411 East Mission Avenue                 (212) 603-2000
             Spokane, Washington 99202
                  (509) 489-0500
   (Name and address, including zip code, and telephone number, including area code, of agents for service)

                      ------------------------------------


                      It is respectfully requested that the
                     Commission send copies of all notices,
                          orders and communications to:
                            John E. Baumgardner, Jr.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
              TITLE                  Amount       Proposed Maximum   Proposed Maximum
         OF EACH CLASS OF            to Be         Offering Price   Aggregate Offering        Amount of
   SECURITIES TO BE REGISTERED     Registered        Per Unit(1)        Price(1)(2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------
Debt Securities................   $400,000,000          100%           $400,000,000            $111,200
=================================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
     (2) Exclusive of accrued interest, if any.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED JULY 2, 1999

PROSPECTUS




                                  $400,000,000
                               AVISTA CORPORATION
                                 DEBT SECURITIES

                                 ---------------

      Avista Corporation may offer from time to time up to $400,000,000, in principal amount of its debt securities, in one or more series, at prices and on terms to be determined at the time of sale.

      One or more supplements to this prospectus will indicate the terms of each series of debt securities, and each tranche within a series including, where applicable, the

              o     series designation,
              o     principal amount,
              o     stated maturity date,
              o     interest rate and interest payment dates,
              o     initial public offering price, and
              o     provisions for redemption, if any.

     Avista Corp. may sell the debt securities to or through underwriters, dealers or agents or directly to one or more purchasers. The applicable pricing supplement will describe such offering of the debt securities.

                                 ---------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _______ __, 1999

THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT AVISTA CORP. THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE "AVAILABLE INFORMATION". YOU MAY OBTAIN COPIES CONTAINING SUCH INFORMATION FROM US, WITHOUT CHARGE, BY EITHER CALLING OR WRITING TO US AT:

                               AVISTA CORPORATION
                              POST OFFICE BOX 3727
                            SPOKANE, WASHINGTON 99220
                              ATTENTION: TREASURER
                            TELEPHONE: (509) 489-0500



                                TABLE OF CONTENTS




AVAILABLE INFORMATION....................................................... 4

AVISTA CORPORATION...........................................................5

USE OF PROCEEDS............................................................. 5

DESCRIPTION OF THE DEBT SECURITIES.......................................... 5

      General............................................................... 6

      Payment and Paying Agents............................................. 7

      Registration and Transfer............................................. 7

      Redemption............................................................ 8

      Satisfaction and Discharge............................................ 8

      Events of Default..................................................... 9

      Remedies..............................................................10

      Consolidation, Merger, Sale of
      Assets and Other Transactions.........................................12

      Modification of Indenture.............................................13

      Duties of the Trustee; Resignation;
      Removal...............................................................16

      Evidence of Compliance................................................16

      Governing Law.........................................................16

PLAN OF DISTRIBUTION........................................................16

LEGAL MATTERS...............................................................17

EXPERTS.....................................................................18





      WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OTHER THAN THIS PROSPECTUS AND THE USUAL SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE AFTER ___________, 1999, WHICH IS THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE DEBT SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE DEBT SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER IS NOT PERMITTED.

                              AVAILABLE INFORMATION

     Avista Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room and at its Regional Offices:

 Public Reference Room    New York Regional Office    Chicago Regional Office
    Judiciary Plaza         7 World Trade Center          Citicorp Center
450 Fifth Street, N.W.           Suite 1300           500 West Madison Street
       Room 1024          New York, New York 10048           Suite 1400
Washington, D.C. 20549                              Chicago, Illinois 60661-2551



      You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of such material by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains an Internet site that contains Avista Corp.'s reports, proxy statements and other information filed with the SEC. The address of that site is http://www.sec.gov.

      Avista Corp.'s Common Stock is listed on the New York and Pacific Stock Exchanges, and reports, proxy statements and other information concerning Avista Corp. can also be inspected at the offices of those exchanges located at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, respectively.

      Avista Corp. is incorporating into this prospectus by reference:

              o Avista Corp.'s most recent Annual Report on Form 10-K filed with the SEC pursuant to the Exchange Act and

              o all other documents filed by Avista Corp. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of Avista Corp.'s most recent Annual Report and prior to the termination of the offering made by this prospectus, and all of those documents are deemed to be a part of this prospectus from the date of filing those documents. We refer to the documents incorporated into this prospectus by reference as the "Incorporated Documents". Any statement contained in an Incorporated Document may be modified or superseded by a statement in this prospectus or in any prospectus supplement or in any subsequently filed Incorporated Document. The Incorporated Documents as of the date of this prospectus are:

              o Annual Report on Form 10-K for the year ended December 31, 1998;

              o Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

              o     Current Report on Form 8-K dated June 15, 1999.

     Avista Corp. maintains an Internet site at http://www.avistacorp.com which contains information concerning Avista Corp. and its affiliates. The information contained at Avista Corp.'s Internet site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

                               AVISTA CORPORATION

      Avista Corp., formerly known as The Washington Water Power Company, was incorporated in the State of Washington in 1889, and is a diversified energy services company. Avista Corp.'s subsidiaries include Avista Energy, Avista Advantage, Avista Labs and Pentzer Corporation. At December 31, 1998, Avista Corp.'s employees included 1,536 people in its utility operations and approximately 2,153 people in its majority-owned non-regulated businesses (energy and non-energy). Avista Corp.'s corporate headquarters are located at 1411 East Mission Avenue, Spokane, Washington 99220, which serves as the Inland Northwest's center for manufacturing, transportation, health care, education, communication, agricultural and service businesses.

      The Company's operations are organized into four lines of business, two of which comprise its utility operations. The Energy Delivery business provides electricity and natural gas in a 26,000 square-mile area in eastern Washington and northern Idaho, with a combined population of approximately 825,000, as of December 31, 1998, as well as natural gas services in a 4,000 square-mile area in northeast and southwest Oregon and South Lake Tahoe region of California, with a combined population of approximately 459,000, as of such date. The Generation and Resources business includes the generation and production of electric energy, and short- and long-term electric and natural gas wholesale sales and wholesale marketing primarily to, and commodity trading with, other utilities and power brokers in the Western System Coordinating Council. The National Energy Trading and Marketing business, which is conducted through subsidiaries, focuses on commodity trading, energy marketing and energy related products and services on a national basis. The non-energy business primarily consists of Pentzer, a private investment firm.

      Regulatory, economic and technological changes have brought about the accelerating transformation of the electric utility industry from a vertically integrated monopoly to separate market driven businesses. Changes underway in the utility and energy industries are creating new opportunities to expand Avista Corp.'s businesses and serve new markets. In pursuing such opportunities, Avista Corp. is shifting its strategic direction to growth in order to achieve its goal of becoming a diversified North American energy company.


                                 USE OF PROCEEDS

      Avista Corp. intends to use the net proceeds from the issuance and sale of the debt securities offered by this prospectus (the "Debt Securities") for any or all of the following purposes: (a) to fund a portion of Avista Corp.'s construction, facility improvement and maintenance programs, (b) to retire or exchange one or more outstanding series of its preferred stock, bonds or long-term notes, (c) to reduce or eliminate short-term debt issued for any of these purposes, (d) to reimburse Avista Corp.'s treasury for funds previously expended for these purposes and (e) for other corporate purposes. Avista Corp. also has an existing shelf registration statement on file with the SEC for the issuance and sale of Medium-Term Notes, Series C. As of June 30, 1999, Avista Corp. had $166,000,000 of Medium-Term Notes, Series C available for issuance and sale, the net proceeds from which may be used for purposes similar to those enumerated above. The prospectus supplement relating to each series or tranche of the Debt Securities will indicate the expected use of the proceeds of that series or tranche.

                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

     Avista Corp. may issue the Debt Securities in one or more series, or in one or more tranches within a series, under an Indenture, dated as of April 1, 1998 (the "Original Indenture"), between Avista Corp. and The Chase Manhattan Bank, as trustee (the "Trustee"), the Original Indenture, as amended and supplemented from time to time, being hereinafter referred to as the Indenture. The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Avista Corp. has filed the Indenture, as well as a form of officer's certificate to establish a series of debt securities, as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined in the Indenture are referred to, those provisions or defined terms are incorporated by reference as part of the statements made in this prospectus and the statements are qualified in their entirety by that reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers in the Indenture.

     In addition to the Debt Securities, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. The Debt Securities and all other debt securities issued under the Indenture are collectively referred to as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of Avista Corp. Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by Avista Corp. of other secured or unsecured debt, whether under the Indenture, any other indenture that Avista Corp. may enter into in the future, or otherwise. See the prospectus supplement relating to any offering of Debt Securities.

     The applicable prospectus supplements will describe the following terms of the Debt Securities of each series or tranche:

         (a)  the title of the Debt Securities;

         (b) any limit upon the aggregate principal amount of the Debt
Securities;

         (c) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates;

         (d) the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the right, if any, of Avista Corp. to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date and the person or persons to whom interest on such Debt Securities will be payable on any interest payment date, if other than the person or persons in whose names such Debt Securities are registered at the close of business on the regular record date for such interest;

         (e) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Avista Corp. in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for the Debt Securities; and, if such is the case, that the principal of the Debt Securities will be payable without presentation or surrender;

         (f) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of Avista Corp.;

         (g) the obligation or obligations, if any, of Avista Corp. to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder, any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

         (h) the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

         (i) if the Debt Securities are to be issued in global form, the identity of the depositary; and

         (j) any other terms of the Debt Securities.

PAYMENT AND PAYING AGENTS

     Except as may be provided in the applicable prospectus supplement, Avista Corp. will pay interest, if any, on each Debt Security on each interest payment date to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder") as of the close of business on the regular record date relating to such interest payment date; provided, however, that Avista Corp. will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days before the date proposed by Avista Corp. for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless otherwise specified in the applicable prospectus supplement, Avista Corp. will pay the principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity upon presentation of the Debt Securities at the corporate trust office of The Chase Manhattan Bank in New York, New York, as Paying Agent for Avista Corp. Avista Corp. may change the place of payment of the Debt Securities, may appoint one or more additional Paying Agents (including Avista Corp.) and may remove any paying agent, all at its discretion. (See
Section 502.)

REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Debt Securities, and may exchange Debt Securities of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of The Chase Manhattan Bank in New York, New York, as security registrar for the Debt Securities. Avista Corp. may change the place for registration of transfer and exchange of the Debt Securities, may appoint one or more additional security registrars (including Avista Corp.) and may remove any security registrar, all at its discretion. Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but Avista Corp. may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. Avista Corp. will not be required to execute or to provide for the registration of transfer of or the exchange of (a) any Debt Security during a period of 15 days before giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Debt Securities. Except as otherwise provided in the applicable prospectus supplement with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption. If less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 403 and 404.)

     Any notice of redemption at the option of Avista Corp. may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been received, such notice will be of no force or effect and Avista Corp. will not be required to redeem such Debt Securities. (See Section 404.)

SATISFACTION AND DISCHARGE

     Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at Avista Corp.'s election, the entire indebtedness of Avista Corp. in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than Avista Corp.), in trust:

         (a)  money in an amount which will be sufficient, or

         (b) in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

     (c) a combination of (a) and (b) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and such other obligations or instruments as shall be specified in an accompanying prospectus supplement. (See Section 601.)

    The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and Avista Corp. has paid or caused to be paid all other sums payable by Avista Corp. under the Indenture. (See Section 602.)

EVENTS OF DEFAULT

     Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an "Event of Default" with respect to such series of Indenture Securities:

         (a) failure to pay interest on any Indenture Security of such series within 60 days after the same becomes due and payable; provided, however, that no such failure will constitute an Event of Default if Avista Corp. has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series; or

         (b) failure to pay the principal of or premium, if any, on any Indenture Security of such series within 3 business days after its Maturity; provided, however, that no such failure will constitute an Event of Default if Avista Corp. has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series; or

         (c) failure to perform, or breach of, any covenant or warranty of Avista Corp. contained in the Indenture for 90 days after written notice to Avista Corp. from the Trustee or to Avista Corp. and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Indenture Securities of such series as provided in the Indenture unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by Avista Corp. within such period and is being diligently pursued; or

         (d) default under any bond, debenture, note or other evidence of indebtedness of Avista Corp. for borrowed money (including Indenture Securities of other series) or under any mortgage, indenture, or other instrument to evidence any indebtedness of Avista Corp. for borrowed money, which default (1) constitutes a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness or (2) has resulted in such indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date it would otherwise have become due and payable, without such payment having been made, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 90 days after written notice to Avista Corp. by the Trustee or to Avista Corp. and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series as provided in the Indenture; or

         (e) certain events in bankruptcy, insolvency or reorganization of Avista Corp. (See Section 701.)

(See Section 701.)

REMEDIES

     Acceleration of Maturity

     If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of such series may declare the principal amount (or, if any of the Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the Outstanding Indenture Securities of such series to be due and payable immediately by written notice to Avista Corp. (and to the Trustee if given by Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one such series.

     At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) Avista Corp. has paid or deposited with the Trustee a sum sufficient to pay

               (1) all overdue interest, if any, on all Indenture Securities of such series;

               (2) the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

               (3) interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

               (4) all amounts due to the Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

          (b) all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (See Section 702.)

     Right to Direct Proceedings

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (See
Section 712.)

     Limitation on Right to Institute Proceedings

         No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

                  (b) the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

                  (c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

         Furthermore, no Holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of Indenture Securities of such series. (See Section 707.)

     No Impairment of Right to Receive Payment

     Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder. (See Section 708.)

     Notice of Default

     The Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (c) under "- Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders. (See
Section 802.)

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     Avista Corp. may not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

              (a) the Person formed by such consolidation or into which Avista Corp. is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then Outstanding), all of the properties of Avista Corp., as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

              (b) such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by Avista Corp.

In the case of the conveyance or other transfer of all of the properties of Avista Corp., as or substantially as an entirety, to any person as contemplated above, Avista Corp. would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless Avista Corp. elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of Avista Corp., the successor, transferee or lessee would succeed to, and be substituted for, and would be entitled to exercise every power and right of, Avista Corp. under the Indenture. (See Sections 1001, 1002 and 1003.)

     For purposes of the Indenture, the conveyance, transfer or lease by Avista Corp. of all of its facilities:

              (a) for the generation of electric energy,

              (b) for the transmission of electric energy,

              (c) for the distribution of electric energy and/or natural gas, in each case considered alone,

              (d) all of its facilities described in clauses (a) and (b), considered together, or

              (e) all of its facilities described in clauses (b) and (c), considered together, will in no event be deemed to constitute a conveyance or other transfer of all the properties of Avista Corp., as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, Avista Corp. owns no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased.

         The Indenture will not prevent or restrict:

          (a) any consolidation or merger after the consummation of which Avista Corp. would be the surviving or resulting entity, or

          (b) any conveyance or other transfer, or lease, of any part of the properties of Avista Corp. which does not constitute the entirety, or substantially the entirety, thereof. (See Section 1004.)

     If Avista Corp. conveys or otherwise transfers any part of its properties which does not constitute the entirety, or substantially the entirety, thereof to another Person meeting the requirements set forth in the first paragraph under this heading, and if:

              (a) such transferee expressly assumes the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Indenture Securities then outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by Avista Corp.; and

              (b) there is delivered to the Trustee an independent expert's certificate (i) describing the property so conveyed or transferred and identifying the same as facilities for the generation, transmission or distribution of electric energy or for the storage, transportation or distribution of natural gas and (ii) stating that the aggregate principal amount of the Indenture Securities then outstanding does not exceed 70% of the fair value of such property, then Avista Corp. would be released and discharged from all obligations and covenants under the Indenture and on all Indenture Securities then outstanding unless Avista Corp. elects to waive such release and discharge. In such event, the transferee would succeed to, and be substituted for, and would be entitled to exercise every right and power of, Avista Corp. under the Indenture. (See Section 1005.)

MODIFICATION OF INDENTURE

     Modifications Without Consent

     Avista Corp. and the Trustee may enter into one or more supplemental indentures, without the consent of any Holders of Indenture Securities, for any of the following purposes:

               (a) to evidence the succession of another Person to Avista Corp. and the assumption by any such successor of the covenants of Avista Corp. in the Indenture and in the Indenture Securities; or

               (b) to add one or more covenants of Avista Corp. or other provisions for the benefit of all Holders of Indenture Securities or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon Avista Corp. by the Indenture; or

               (c) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Indenture Security of such series or Tranche remains Outstanding; or

               (d) to provide collateral security for the Indenture Securities or any series thereof; or

               (e) to establish the form or terms of the Indenture Securities of any series or Tranche as permitted by the Indenture; or

               (f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or

               (g) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

               (h) to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the Indenture Securities; or

               (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any Tranche thereof, will be payable, (2) all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon Avista Corp. in respect of all or any series of Indenture Securities, or any Tranche thereof, and the Indenture may be served; or

               (j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series or Tranche in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and Avista Corp. and the Trustee may, without the consent of any Holders of Indenture Securities, enter into one or more supplemental indentures to evidence or effect such amendment. (See Section 1101.)

     Modifications Requiring Consent

     Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; provided, further, that if the Indenture Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may:

              (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security;

              (b) reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series or Tranche; or

              (c) modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Indenture Security of such series or Tranche.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Indenture Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Indenture Securities of any other series or Tranche.

     If the supplemental indenture or other document establishing any series or Tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document, no Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requisite principal amount of Indenture Securities have consented to such supplemental indenture. (See Section 1102.)

DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

     The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Indenture Securities, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Sections 801 and 803.)

     The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to Avista Corp. or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series delivered to the Trustee and Avista Corp. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if Avista Corp. has delivered to the Trustee with respect to one or more series a resolution of its Board of Directors appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 810.)

EVIDENCE OF COMPLIANCE

     Compliance with the Indenture provisions is evidenced by written statements of Avista Corp. officers or persons selected or paid by Avista Corp. In certain cases, Avista Corp. must furnish opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent). In addition, the Indenture requires that Avista Corp. give the Trustee, not less than annually, a brief statement as to Avista Corp.'s compliance with the conditions and covenants under the Indenture.

GOVERNING LAW

     The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.

                              PLAN OF DISTRIBUTION

     Avista Corp. may sell the Debt Securities in any of four ways: (a) directly to a limited number of institutional purchasers or to a single purchaser, (b) through agents, (c) through underwriters or (d) through dealers. The applicable prospectus supplement relating to each series of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of any such agents, underwriters or dealers, the purchase price of such Debt Securities and the net proceeds to Avista Corp. from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If Avista Corp. uses underwriters to sell Debt Securities, the underwriters will acquire such Debt Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating to a series of Debt Securities, the obligations of any underwriter or underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and such underwriter or underwriters will be obligated to purchase all of such Debt Securities if any are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such Debt Securities may be purchased.

     If an agent of Avista Corp. is used in any sale of a series of Debt Securities, any commissions payable by Avista Corp. to such agent will be set forth in the applicable prospectus supplement relating to such Debt Securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents, underwriters and dealers may be entitled under agreements entered into with Avista Corp. to indemnification by Avista Corp. against certain liabilities, including liabilities under the Securities Act.

     Unless otherwise provided in the applicable prospectus supplement relating to a series of Debt Securities, Avista Corp. does not intend to apply for the listing of the Notes on a national securities exchange, but has been advised by the agents that they intend to make a market in the Notes, as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

     The agents and/or certain of their affiliates may engage in transactions with and perform services for Avista Corp. and certain of its affiliates in the ordinary course of business.


                                  LEGAL MATTERS

     The validity of the Debt Securities and certain other matters of New York law and matters of federal securities law will be passed upon for Avista Corp. by Thelen Reid & Priest LLP, New York, New York, counsel to Avista Corp. The authorization of the Debt Securities by the Company and certain other matters of Washington law, as well as the authorization of the Debt Securities by the public utility regulatory commissions under Washington, Idaho, Montana, Oregon and California law, will be passed upon for Avista Corp. by Paine, Hamblen, Coffin, Brooke & Miller LLP, Spokane, Washington, counsel for Avista Corp. The validity of the Debt Securities will be passed upon for any underwriters or agents by Sullivan & Cromwell, New York, New York. In giving their opinions Thelen Reid & Priest LLP and Sullivan & Cromwell may assume the conclusions of Washington, California, Idaho, Montana and Oregon law set forth in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP.


                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Avista Corp.'s most recent Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED).

         Filing fee-- Securities and Exchange SEC................. $ 111,200.00
         Fees of state regulatory authorities.....................     7,200.00
         Legal counsel fees.......................................   200,000.00
         Trustee's fees...........................................    20,000.00
         Auditors' fees...........................................    30,000.00
         Fees of rating agencies..................................   160,000.00
         Blue Sky counsel and filing fees.........................    10,000.00
         Printing, including Form S-3, prospectus, exhibits, etc..    10,000.00
         Miscellaneous expenses...................................     1,600.00
                                                                       ========

            Total Estimated Expenses..............................  $550,000.00
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Registrant's Restated Articles of Incorporation ("Articles") provides, in part, as follows:

    "The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any such proceeding. The Corporation shall pay any reasonable expenses incurred by a director in connection with any such proceeding in advance of the final determination thereof upon receipt from such director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person."

    The Registrant has entered into indemnification agreements with each director as contemplated in Article Seventh of the Articles.

    Reference is made to Revised Code of Washington 23B.08.510, which sets forth the extent to which indemnification is permitted under the laws of the State of Washington.

    Article IX of the Registrant's Bylaws contains an indemnification provision similar to that contained in the Articles and, in addition, provides in part as follows:

    "SECTION 2. LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington."

    Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.      EXHIBITS.

Reference is made to the Exhibit Index on p. II-5 hereof.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The Registrant hereby appoints each Agent for Service named in this Registration Statement as its attorney-in-fact to sign in their name and behalf, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement, and each director and/or officer of the Registrant whose signature appears below hereby appoints each such Agent for Service as his attorney-in-fact with like authority to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all such amendments.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the second day of July, 1999.

                                           AVISTA CORPORATION


                                           By        /s/T.M. Matthews
                                              ---------------------------------
                                                       T.M. Matthews
                                                Chairman of the Board, President
                                                and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


             Signature                      Title                     Date
             ---------                      -----                     ----

      /s/T.M. Matthews               Principal Executive          July 2, 1999
------------------------------       Officer and Director
         T.M. Matthews
   (Chairman of the Board,
President and Chief Executive
          Officer)


      /s/J.E. Eliassen               Principal Financial          July 2, 1999
------------------------------       and Accounting Officer
         J.E. Eliassen
  (Senior Vice President and
   Chief Financial Officer)


      /s/Sarah M.R. Jewell            Director                    July 2, 1999
------------------------------
         Sarah M.R. Jewell


     /s/Jessie J. Knight, Jr.         Director                    July 2, 1999
-----------------------------
        Jessie J. Knight, Jr.



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     /s/Eugene W. Meyer              Director                     July 2, 1999
-----------------------------
        Eugene W. Meyer


     /s/Bobby Schmidt                Director                     July 2, 1999
------------------------------
       Bobby Schmidt


     /s/R. John Taylor               Director                     July 2, 1999
------------------------------
        R. John Taylor


                                      II-5

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                                                                  EXHIBIT 23(A)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Avista Corporation on Form S-3 of our report dated January 29, 1999 (February 1, 1999 as to Note 21 and March 10, 1999 as to Note 20), appearing in the Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


  /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
July 2, 1999

                                      II-6

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                                  EXHIBIT INDEX

EXHIBIT       DESCRIPTION

*1(a)         Form of Underwriting Agreement for offering of Debt Securities.
 1(b)         Form of Distribution Agreement for offering of Medium-Term Notes.
 4(a)         Indenture dated as of April 1, 1998 between Avista Corp.
              Corporation and The Chase Manhattan Bank, as Trustee.
*4(b)         Form of Officer's Certificate to be used in connection with an underwritten public offering of Debt Securities.
 4(c)         Form of Officer's Certificate to be used in connection with the issuance of Medium-Term Notes.
 5(a)         Opinion and Consent of Paine, Hamblen, Coffin, Brooke & Miller
              LLP.
 5(b)         Opinion and Consent of Thelen Reid & Priest LLP.
 23(a)        Consent of Deloitte & Touche LLP (included on page II-6 hereof).
 23(b)        Consents of Paine, Hamblen, Coffin, Brooke & Miller LLP and Thelen
              Reid & Priest LLP are contained in Exhibits 5(a) and 5(b), respectively.
 24           Power of Attorney (included on page II-4 hereof).
 25           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture.

------
* To be filed subsequently as an exhibit to an amendment to this Registration Statement or a Current Report on Form 8-K.

                                      II-7

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